UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 205490

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 2, 2025 (May 27, 2025)
Date of Report (date of earliest event reported)

Backblaze, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Baldwin Ave., San Mateo, California		94401
(Address of Principal Executive Offices)		(Zip Code)
(650) 352-3738
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BLZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2025, Backblaze, Inc. (the "Company") held its 2025 Annual Meeting of Stockholders (the "Annual Meeting") via live webcast. The Company's stockholders voted on two proposals, each of which is summarized below and described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2025.

At the Annual Meeting, there were 37,458,323 shares of Class A common stock present or represented by proxy, which represented over 68% of the voting power of the shares of stock entitled to vote at the Annual Meeting as of April 1, 2025, and which constituted a quorum for the transaction of business. The proposals and voting results are detailed below:

•Proposal One - Election of Class I Directors. The nominees listed below were each elected by the Company's stockholders as Class I directors, to serve until the Company's 2028 annual meeting of stockholders or until such directors successor is duly elected and qualified, or the earlier of his or her death, resignation or removal. The results of such vote were:

Nominee	For	Withheld	Broker Non-Votes
Barbara Nelson	16,219,378	6,091,769	15,147,176
Earl E. Fry	16,579,259	5,731,888	15,147,176

•Proposal Two - Ratification of the Appointment of Independent Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2025 was ratified by the Company's stockholders. The results of such vote were:

For	Against	Abstained	Broker Non-Votes
36,650,371	641,670	166,282	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 2, 2025	Backblaze, Inc.

		By:	/s/ Marc Suidan
Mark Suidan, Chief Financial Officer